UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 25, 2012

KANDI TECHNOLOGIES, CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

(Address of principal executive offices)

(86-579) 8223-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on February 17, 2012 (the “Initial Form 8-K”), Kandi Technologies Corp., a Delaware corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with KO NGA Investment Limited, a British Virgin Islands corporation (“KO NGA”) and each of the shareholders of KO NGA (“KO NGA Shareholders,” and, together with KO NGA, the “Sellers”). On April 25, 2012, following satisfaction of the closing conditions set forth in the Initial Form 8-K, the Sellers, as previously reported on the Initial Form 8-K, exchanged an aggregate of 253 shares of KO NGA, representing 100% of the issued and outstanding shares of KO NGA, to the Company for a total of 2,354,212 shares of the Company’s common stock.

The foregoing description of the Agreement does not purport to be a complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to the Company’s Form 10-Q, for fiscal period ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES, CORP.

Date: May 2, 2012	By:	/s/ Hu Xiaoming
Hu Xiaoming
President and Chief Executive Officer